Eagle Bulk Shipping Inc. Announces Effectiveness of 1-for-4 Reverse Stock Split

NEW YORK, NY, May 22, 2012-- Eagle Bulk Shipping Inc. (Nasdaq: EGLE) (the "Company") today announced that the previously announced 1-for-4 reverse stock split of the Company's issued and outstanding common stock will take effect on May 22, 2012.  The Company's common stock is expected to begin trading on a split-adjusted basis on the NASDAQ Global Select Market as of the open of trading on May 23, 2012.

Upon the effectiveness of the reverse stock split, each 4 shares of the Company's issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.01 per share.  The reverse stock split will affect all issued and outstanding shares of the Company's common stock, as well as common stock underlying stock options and other common stock-based equity grants outstanding immediately prior to the effectiveness of the reverse stock split. No fractional shares will be issued in connection with the reverse split of the issued and outstanding common stock. Shareholders who would otherwise hold a fractional share of the Company's common stock will receive a cash payment in lieu of such fractional share.

The reverse stock split will reduce the number of outstanding shares of the Company's common stock from 63,003,286 to approximately 15,750,821.  The number of authorized shares of the Company's common stock will not be affected by the reverse split.

Shareholders with shares held in book-entry form or through a bank, broker, or other nominee are not required to take any action and will see the impact of the reverse stock split reflected in their accounts after May 22, 2012.  Beneficial holders may contact their bank, broker, or nominee for more information.

Shareholders with shares held in certificate form are required to exchange their stock certificates for a new certificate representing the shares of common stock resulting from the reverse split. Shortly after May 22, 2012, registered holders who hold stock in certificate form will receive a Letter of Transmittal and instructions for exchanging their certificates from the Company's exchange agent, Computershare Trust Company, N.A.

Additional information about the reverse stock split can be found in the Company's definitive proxy statement filed with the Securities and Exchange Commission on October 12, 2011, a copy of which is available at www.sec.gov.

About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in New York. The Company is a leading global owner of Supramax dry bulk vessels that range in size from 50,000 to 60,000 deadweight tons and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes.

Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect our current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties.

Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter hire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.

Visit our website at www.eagleships.com

Contact:
     Company Contact:
     Alan Ginsberg
     Chief Financial Officer
     Eagle Bulk Shipping Inc.
     Tel. +1 212-785-2500

     Investor Relations / Media:
     Jonathan Morgan
     Perry Street Communications, New York
     Tel. +1 212-741-0014

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Source: Eagle Bulk Shipping Inc.